UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2014

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-34992 (Commission File Number)	20-2735523 (IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C. (Address of principal executive offices)	350 (Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 3, 2014, SemiLEDs Corporation (the “Company”) accepted an Offer dated November 25, 2014 from Xiaoqing Han to purchase 5,016,087 shares of the Company’s common stock at $1.00 per share.  This represents approximately 15% of the outstanding shares of the Company.  The sale of the shares is subject to the negotiation and execution of a purchase agreement.  Upon the closing of the sale, the Board of Directors expects to nominate Mr. Han to the Company’s Board of Directors.  Mr. Han is the Chairman and CEO of Beijing Xiaoqing Environmental Protection Group.

The Offer provides that if the Company’s Board decides not to sell the shares to the Investor then the Company is required to pay Mr. Han $3 million plus the legal fees incurred by him relating to the sale.  Similarly, if Mr. Han decides not to execute the purchase agreement or does not purchase the shares within 8 to 12 weeks from December 3, 2014, then he is required to pay the Company $3 million plus the legal fees incurred by the Company relating to the sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 5, 2014

SemiLEDs Corporation

	By:	/s/ Christopher Lee

	Name:	Christopher Lee

	Title:	Interim Chief Financial Officer